Exhibit 99.1

Access National Reports 50% Increase in First Quarter Earnings, Increases Dividend

RESTON, Va.--(BUSINESS WIRE)--April 24, 2012--Access National Corporation (NASDAQ: ANCX), parent company for Access National Bank, reported first quarter net income of $3.4 million, a 50.3% increase over the $2.3 million recorded in the first quarter of 2011. This represents the company’s 47th consecutive quarterly profit over its 12 year history. Net income per dilutive common share was $0.33, an increase of 50.0% over the $0.22 reported in the first quarter of 2011.

Based on record earnings, strong capital and favorable outlook, the Board of Directors declared a cash dividend of $0.06 per share, representing the fifth increase over the last six quarters for holders of record as of May 2, 2012 and payable May 25, 2012.

During the first quarter of 2012 the Company experienced continued growth in earnings attributable to both core earnings from the banking segment and record earnings from the mortgage banking segment. Net interest margin for the first quarter of 2012 was 3.91%, up from 3.77% in the fourth quarter of 2011 and 3.55% in the first quarter of 2011.

Return on average assets annualized was 1.66% for the first quarter of 2012 compared to 1.61% for the fourth quarter of 2011 and 1.20% for the first quarter of 2011. Return on average equity annualized was 16.03% for the first quarter of 2012 compared to 15.87% for the fourth quarter of 2011 and 12.53% for the first quarter of 2011.

Loans held for investment totaled $573.3 million, compared to $569.4 million at December 31, 2011 and $497.5 million at March 31, 2011.

Total assets amounted to $804.8 million compared to $809.8 million at December 31, 2011. The decrease in assets was primarily attributable to the payoff of a $30.0 million senior unsecured note that was issued under the Temporary Liquidity Guarantee Program and was substantially offset by the increase in deposits.

Total deposits increased $22.2 million from $645.0 million at December 31, 2011 to $667.2 million at March 31, 2012. Demand deposits increased $23.0 million to $136.9 million from $113.9 million at December 31, 2011. Savings and interest-bearing deposits increased $11.4 million from December 31, 2011 and time deposits decreased $12.2 million from December 31, 2011. The overall increase in deposits allowed the Company to decrease its borrowings which, coupled with other factors, contributed to the increase in net interest margin.

Non-performing assets (NPA) at March 31, 2012 totaled $5.4 million or 0.66% of total assets, down from $6.7 million and 0.83% of total assets at December 31, 2011. The allowance for loan losses totaled $11.9 million or 2.08% of total loans held for investment and 223.2% of NPA as of March 31, 2012.

Book value per common share increased 16% to $8.37 at March 31, 2012 compared to $7.21 as of the March 31, 2011. The company remains “Well Capitalized” under banking regulations and poised for measured and responsible growth as the total equity to assets ratio was 10.64% at March 31, 2012.

Access National Corporation is the parent company of Access National Bank, an independent bank serving the business community of the DC Metropolitan area. Additional information is available at www.AccessNationalBank.com. Shares are traded on the NASDAQ Global Market under the symbol "ANCX".

This press release contains “forward-looking statements” within the meaning of the federal securities laws. These statements may be identified as “may”, “could”, “expect”, “believe”, anticipate”, “intend”, “plan” or variations thereof. These forward-looking statements may contain information related to those matters such as the Company’s intent, belief, or expectation with respect to matters such as financial performance. Such statements are necessarily based on assumptions and estimates and are inherently subject to a variety of risks and uncertainties concerning the Company’s operations and business environment, which are difficult to predict and beyond control of the company. Such risks and uncertainties could cause the actual results of the Company to differ materially from those matters expressed or implied in such forward-looking statements. For an explanation of certain risks and uncertainties associated with forward-looking statements, please refer to the Company’s Annual Report on Form 10-K and other SEC filings.

Access National Corporation
Consolidated Balance Sheet

	March 31,	December 31,	March 31,
	2012	2011	2011
(In Thousands)	(unaudited)		(unaudited)

ASSETS

Cash and due from banks	$6,769	$5,362	9,308

Interest-bearing balances and federal funds sold	30,009	38,547	32,693

Investment securities:
Available-for-sale, at fair value	38,209	45,837	124,983
Held-to-maturity, at amortized cost (fair value of $64,802, $39,978 and $0)	64,950	39,987	-
Restricted Stock, at amortized cost	3,665	3,665	4,438
Total investment securities	106,824	89,489	129,421

Loans held for sale - at fair value	75,552	95,126	33,689

Loans held for investment
net of allowance for loan losses of $11,941, $11,738
and $10,722, respectively	561,374	557,662	486,747

Premises, equipment and land	8,584	8,671	8,876

Other assets	15,643	14,901	16,464

Total assets	$804,755	$809,758	$717,198

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES
Noninterest-bearing deposits	$136,895	$113,885	87,597

Savings and interest-bearing deposits	193,396	182,005	148,485

Time deposits	336,934	349,123	260,077

Total deposits	667,225	645,013	496,159

Short-term borrowings	32,343	59,904	127,053

Long-term borrowings	3,268	4,821	6,482

Subordinated debentures	6,186	6,186	6,186

Other liabilities and accrued expenses	10,126	11,019	6,846

Total Liabilities	719,148	726,943	642,726

SHAREHOLDERS' EQUITY
Common stock $0.835 par value; 60,000,000 authorized;
issued and outstanding, 10,228,761, 10,192,649
and 10,330,508 shares, respectively	8,541	8,511	8,626

Additional paid in capital	16,613	16,716	17,572

Retained earnings	60,434	57,529	49,595

Accumulated other comprehensive income	19	59	(1,321)

Total shareholders' equity	85,607	82,815	74,472

Total liabilities and shareholders' equity	$804,755	$809,758	$717,198

Access National Corporation
Consolidated Statement of Operations

	Three Months Ended
	March 31, 2012	March 31, 2011
(In Thousands Except for Share and Per Share Data)	(unaudited)	(unaudited)

INTEREST INCOME
Interest and fees on loans	8,671	7,882

Interest on federal funds sold and bank balances	31	55

Interest on securities	649	633
Total interest income	9,351	8,570

INTEREST EXPENSE
Interest on deposits	1,273	1,511

Interest on other borrowings	210	492
Total interest expense	1,483	2,003
Net interest income	7,868	6,567

Provision for loan losses	718	223
Net interest income after provision for loan losses	7,150	6,344

NONINTEREST INCOME
Service charges and fees	177	173

Gain on sale of loans	10,944	5,516

Other Income	980	150
Total noninterest income	12,101	5,839

NONINTEREST EXPENSE
Salaries and benefits	8,335	5,393

Occupancy and equipment	651	665

Other operating expense	4,778	2,573
Total noninterest expense	13,764	8,631
Income before income tax	5,487	3,552

Income tax expense	2,050	1,265
NET INCOME	3,437	2,287

Earnings per common share:
Basic	$0.34	$0.22
Diluted	$0.33	$0.22

Average outstanding shares:
Basic	10,200,656	10,359,386
Diluted	10,312,845	10,404,677

Performance and Capital Ratios

	Three Months	Twelve Months	Three Months	Three Months	Three Months	Three Months	Twelve Months
	Ended	Ended	Ended	Ended	Ended	Ended	Ended
	March 31,	December 31,	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars In Thousands)	2012	2011	2011	2011	2011	2011	2010

Return on average assets (annualized)	1.66%	1.50%	1.61%	1.69%	1.51%	1.20%	0.98%
Return on average equity (annualized)	16.03%	14.80%	15.87%	15.92%	13.92%	12.53%	10.85%
Net interest margin	3.91%	3.82%	3.77%	4.02%	4.00%	3.55%	3.41%
Efficiency ratio - Bank only	52.17%	52.92%	53.85%	52.38%	53.06%	52.32%	59.02%
Total equity to assets	10.64%	10.23%	10.23%	10.47%	10.91%	10.38%	8.68%

Averages
Assets	$827,438	$758,994	$822,190	$738,925	$707,859	$763,780	$772,600
Loans held for investment	568,351	520,062	549,245	527,258	508,010	494,920	475,726
Loans held for sale	79,575	51,774	91,962	49,641	29,347	29,021	63,868
Interest-bearing deposits & federal funds sold	50,471	58,128	73,338	50,509	28,575	80,250	86,531
Investment securities	106,487	105,964	80,584	90,258	118,506	135,281	107,685
Earning assets	804,884	735,929	795,129	717,666	684,439	739,472	733,810
Interest-bearing deposits	558,029	465,301	523,958	454,558	387,478	486,785	498,028
Total deposits	670,327	565,450	648,856	562,304	481,657	566,966	572,138
Repurchase agreements & federal funds sold	28,426	36,612	35,655	37,627	37,097	36,064	29,202
Commercial paper & other short term borrowings	1,203	59,220	30,326	34,338	93,625	66,637	38,088
Long-term borrowings	19,255	12,382	11,592	12,099	12,652	13,204	45,423
Equity	$85,801	$76,969	$83,614	$78,212	$76,746	$72,988	$69,827

Banking segment - income before taxes	$3,240	$13,972	$3,516	$2,982	$4,126	$3,348	$8,760
Mortgage segment - income before taxes	$2,832	$6,358	$2,530	$2,369	$748	$711	$4,983
Other segments - income before taxes	$(585)	$(2,655)	$(888)	$(531)	$(729)	$(507)	$(1,641)
Mortgage loan originations	$257,295	$831,564	$279,681	$236,566	$175,905	$139,412	$908,959
Allowance for losses on mortgage loans sold	$2,874	$2,616	$2,616	$2,395	$2,286	$2,113	$1,991

Book value per common share	$8.37	$8.13	$8.13	$7.84	$7.56	$7.21	$6.96

Composition of Loan Portfolio

	March 31, 2012		December 31, 2011
(Dollars In Thousands)	Amount	Percentage of Total	Amount	Percentage of Total

Commercial real estate - owner occupied	$170,207	29.69%	$171,599	30.14%
Commercial real estate - non-owner occupied	106,177	18.52	104,976	18.44
Residential real estate	128,509	22.42	128,485	22.56
Commercial	138,285	24.12	131,816	23.15
Real estate construction	26,816	4.68	29,705	5.22
Consumer	3,321	0.57	2,819	0.49
Total loans	$573,315	100.00%	$569,400	100.00%
Less allowance for loan losses	11,941		11,738
	$561,374		$557,662

Composition of Deposits

	March 31, 2012		December 31, 2011
(Dollars In Thousands)	Amount	Percentage of Total	Amount	Percentage of Total

Demand deposits	$136,894	20.52%	$113,885	17.66%
Interest-bearing demand deposits	62,997	9.44	59,798	9.27
Savings and money market	124,747	18.70	121,252	18.80
CDARS-reciprocal time deposits	177,259	26.57	192,326	29.82
Brokered deposits	34,760	5.20	31,228	4.84
Time deposits	130,568	19.57	126,524	19.61
Total Deposits	$667,225	100.00%	$645,013	100.00%

Asset Quality Trend Profile

	Three Months	Twelve Months	Twelve Months	Nine Months	Six Months	Three Months
	Ended	Ended	Ended	Ended	Ended	Ended
(Dollars In Thousands)	March 31, 2012	December 31, 2011	December 31, 2010	September 30, 2011	June 30, 2011	March 31, 2011

Total assets	$804,755	$809,758	$831,824	$765,467	$713,016	$717,198
Total loans held for investment	$573,315	$569,400	$491,529	$542,582	$520,674	$497,469

Allowance for loan losses - beginning balance	$11,738	10,527	$9,127	$10,527	$10,527	$10,527
Charge offs	(984)	(1,232)	(2,048)	(944)	(553)	(184)
Recoveries	469	1,295	632	1,019	862	156
Net charge offs	(515)	63	(1,416)	75	309	(28)
Provision for loan losses	718	1,149	2,816	935	221	223
Allowance for loan losses - ending balance	$11,941	11,738	$10,527	$11,537	$11,057	$10,722

Allowance for loan losses/loans held for investment	2.08%	2.06%	2.14%	2.13%	2.12%	2.16%

Delinquent 30 - 90 days	$-	271	$2,771	$4,226	$171	$2,100
Percentage of loans delinquent	0.00%	0.05%	0.56%	0.78%	0.03%	0.42%

Non-accrual loans	$5,350	$6,703	$8,561	$7,077	$7,481	$9,163
OREO	$-	$-	$1,859	$590	$590	$1,859
Total NPA	$5,350	$6,703	$10,420	$7,667	$8,071	$11,022
NPA to total assets	0.66%	0.83%	1.25%	1.00%	1.13%	1.53%
Allowance for loan losses/NPA	223.20%	175.12%	101.03%	150.48%	137.00%	97.28%

OREO Expense	$2	$523	$2,335	$420	$395	$68
Gain on Sale of OREO	$-	$1,452	$1,253	$1,325	$1,325	$15
OREO expense net	$2	$(929)	$1,082	$(905)	$(930)	$53

Allowance for losses on mortgage loans sold	$2,874	$2,616	$1,991	$2,395	$2,286	$2,113
Provision for losses on mortgage loans sold	$258	$966	$3,836	$527	$289	$126

	Yield on Average Earning Assets and Rates on Average Interest-Bearing Liabilities

	Three Month Period Ended
	March 31, 2012			December 31, 2011			March 31, 2011
	Average	Income /	Yield /	Average	Income /	Yield /	Average	Income /	Yield /
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
	(Dollars In Thousands)
Assets:
Interest earning assets:
Securities, at amortized cost(1)	$106,487	$649	2.44%	$80,584	$506	2.51%	$135,281	$633	1.87%
Loans held for sale	79,575	850	4.27%	91,962	894	3.89%	29,021	349	4.81%
Loans(2)	568,351	7,821	5.50%	549,245	7,746	5.64%	494,920	7,533	6.09%
Interest-bearing balances and federal funds sold	50,471	31	0.25%	73,338	46	0.25%	80,250	55	0.27%
Total interest earning assets	804,884	9,351	4.65%	795,129	9,192	4.62%	739,472	8,570	4.64%
Non-interest earning assets:
Cash and due from banks	8,966			13,648			12,180
Premises, land, and equipment	8,641			8,715			8,927
Other assets	16,754			16,553			13,798
Less: allowance for loan losses	(11,807)			(11,855)			(10,597)
Total non-interest earning assets	22,554			27,061			24,308
Total Assets	$827,438			$822,190			$763,780

Liabilities and Shareholders' Equity:
Interest-bearing deposits:
Interest-bearing demand deposits	$62,243	$51	0.33%	$73,529	$89	0.48%	$23,425	$27	0.46%
Money market deposit accounts	130,362	146	0.45%	105,739	132	0.50%	124,176	194	0.62%
Savings accounts	2,557	1	0.16%	2,697	2	0.30%	2,905	1	0.14%
Time deposits	362,867	1,075	1.19%	341,993	1,056	1.24%	336,279	1,289	1.53%
Total interest-bearing deposits	558,029	1,273	0.91%	523,958	1,279	0.98%	486,785	1,511	1.24%
Borrowings:
FHLB Advances	1,203	4	1.33%	-	-	0.00%	4,523	15	1.33%
Securities sold under agreements to repurchase and federal fund purchased	28,426	10	0.14%	35,655	14	0.16%	36,064	18	0.20%
Other short-term borrowings	-	-	0.00%	-	-	0.00%	32,115	49	0.61%
FHLB long-term borrowings	4,750	41	3.45%	5,406	48	3.55%	7,018	62	3.53%
Senior unsecured term note	14,505	98	2.70%	30,326	299	3.94%	29,999	295	3.93%
Subordinated Debentures	6,186	57	3.69%	6,186	55	3.56%	6,186	53	3.43%
Total borrowings	55,070	210	1.53%	77,573	416	2.15%	115,905	492	1.70%
Total interest-bearing liabilities	613,099	1,483	0.97%	601,531	1,695	1.13%	602,690	2,003	1.33%
Noninterest-bearing liabilities:
Demand deposits	112,298			124,898			80,181
Other liabilities	16,240			12,147			7,921
Total liabilities	741,637			738,576			690,792
Shareholders' Equity	85,801			83,614			72,988
Total Liabilities and Shareholders' Equity:	$827,438			$822,190			$763,780

Interest spread(3)			3.68%			3.50%			3.31%

Net interest margin(4)		$7,868	3.91%		$7,497	3.77%		$6,567	3.55%

(1) Includes restricted stock.
(2) Loans placed on nonaccrual status are included in loan balances.
(3) Interest spread is the average yield earned on earning assets, less the average rate incurred on interest-bearing liabilities.
(4) Net interest margin is net interest income, expressed as a percentage of average earning assets.

CONTACT:
Access National Corporation
Michael Clarke, 703-871-2100